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EXHIBIT 99.4

     TAB PRODUCTS CO.
and
MELLON INVESTOR SERVICES LLC
Rights Agent
AMENDMENT NO. 1
Dated as of September 10, 2001
to
RIGHTS AGREEMENT
Dated as of October 24, 1996

    This AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "Amendment") is dated as of September 10, 2001 between TAB Products Co., a Delaware corporation (the "Company"), and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) (the "Rights Agent").

WITNESSETH:

    The Company and the Rights Agent (the "Parties") entered into a Rights Agreement dated as of October 24, 1996 (the "Original Rights Agreement"). As of the date of this Agreement, the rights issued pursuant to the Original Rights Agreement are redeemable. The Parties wish to amend the Original Rights Agreement in the manner set forth below. The Company's Board of Directors has approved this Amendment and authorized its execution.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Parties agree as follows:

    1.  EFFECTIVENESS OF THIS AMENDMENT. This Amendment is executed pursuant to the first sentence of Section 27 of the Original Rights Agreement. The Company, by its execution of this Amendment, hereby directs the Rights Agent, pursuant to such sentence of Section 27, to execute this Amendment. This Amendment shall take effect immediately upon the execution hereof by the Company and the Rights Agent.

    2.  DEFINED TERMS. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Original Rights Agreement. For the resolution of doubt, the Company hereby clarifies that no Person shall be deemed an Acquiring Person solely by reason of such Person, as a holder of record or Beneficial Owner of shares of Common Stock making, or conferring on another Person a proxy or other authority to make, or participating with one or more other persons in making or directing another Person as holder of record to make, a demand under Article I, Section 2 of the Company's Amended and Restated By Laws (or any successor provision) for a call of a special meeting of stockholders of the Company.

    3.  NO OTHER PROVISIONS AFFECTED. Except to the extent expressly amended by this Amendment, all of the provisions of the Original Rights Agreement shall remain in full force and effect, unaffected by this Amendment.

    4.  AMENDMENT TO SECTION 1(a) OF THE ORIGINAL RIGHTS AGREEMENT. The Original Rights Agreement is hereby amended by substituting the term "20%" for the term "15%" in each place where the term "15%" is used in the Original Rights Agreement and the exhibits thereto, including, without limitation, all places in which such phrase is used in Sections 1(a) and 3 of the Original Rights Agreement.

    5.  REFERENCES TO THE ORIGINAL RIGHTS AGREEMENT. All references in the Original Rights Agreement and the exhibits thereto to the Rights Agreement or any specific provision thereof (including references that use the terms "hereto" and "hereof"), as well as in the legends affixed to certificates issued for Common Stock pursuant to Section 3(d) of the Original Rights Agreement, shall, without any specific references expressly and individually to any of the foregoing amendments, automatically be deemed references to the Original Rights Agreement or the applicable specific provisions thereof (as the case may be) as amended by this Amendment, with the same force and effect as if expressly and individually amended in that respect by this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF the Parties have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

[ATTEST]		TAB PRODUCTS CO.
By:	/s/ CAROLINE DAMASK Name: Caroline Damask Title: Asst. Treasurer & Secretary	By:	/s/ GARY W. AMPULSKI Name: Gary W. Ampulski Title: President & CEO
[ATTEST]		MELLON INVESTOR SERVICES LLC
By:	/s/ DUANE KNUTSON Name: Duane Knutson Title: Assistant Vice President	By:	/s/ ASA DREW Name: Asa Drew Title: Assistant Vice President

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  EXHIBIT 99.4